Exhibit 10.2

AMENDMENT NO.1 TO ADVISORY AGREEMENT

AMENDMENT NO. 1, dated as of November 6, 2012 (this “Amendment No. 1”), to the Advisory Agreement (the “Advisory Agreement”), dated as of February 12, 2004, between Ply Gem Industries, Inc. (the “Company”) and CxCIC LLC (“CIC”).  All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Advisory Agreement.

WHEREAS, the Company and CIC entered into the Advisory Agreement on February 12, 2004, and each party wishes to amend the Advisory Agreement as described herein; and

WHEREAS, Section 9 of the Advisory Agreement provides that the Advisory Agreement may be amended by written instrument executed by both parties thereto.

NOW THEREFORE, the Advisory Agreement is amended as follows:

1. Term.  The first sentence of Section 3  of the Advisory Agreement is hereby deleted and replaced in its entirety as follows:

“The initial term (the “Initial Term”) of this Agreement shall expire on November 6, 2022, subject to Section 4.”

2. Fees Upon Termination.   Section 5 of the Advisory Agreement is hereby deleted and replaced in its entirety as follows:

“If this Agreement is terminated for any reason prior to the expiration of the Initial Term, the Company shall pay to CIC, concurrently with such termination, an amount equal to the present value of the advisory fee that would otherwise have been payable to CIC in accordance with Section 2(a) through the earlier of (a) December 31 following the third anniversary of the date of termination or (b) the end of the Initial Term, based on the Company’s cost of funds to borrow amounts under the Company’s revolving credit facility in effect at the time of such termination.  Upon the termination of this Agreement under circumstances where CIC receives a fee pursuant to Section 2(c), no additional fee shall be payable pursuant to the immediately preceding sentence.  If this Agreement is terminated pursuant to Section 4(b) or 4(c) prior to the expiration of the Term, and the Company has paid to the Manager the Estimated Discounted Annual Fee for the fiscal year during which the Agreement is terminated, the Manager shall in no event be required to refund to the Company any portion of such Estimated Discounted Annual Fee upon such termination.”

3. Generally.  Except as set forth herein, the Advisory Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed as of the day and year first above written.

PLY GEM INDUSTRIES, INC.

By: /s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

CxCIC LLC

By: /s/ Frederick J. Iseman
Name: Frederick J. Iseman
Title: President of Georgica Management LLC,
its Managing Member